                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                  Series 1998-2

                             Statement To Bondholder

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                                                       DISTRIBUTIONS IN DOLLARS
                            PRIOR                                                            CUMULATIVE                  CURRENT
           ORIGINAL       PRINCIPAL                                                REALIZED   REALIZED    DEFERRED      PRINCIPAL
CLASS     FACE VALUE       BALANCE        INTEREST       PRINCIPAL      TOTAL       LOSSES     LOSSES     INTEREST       BALANCE
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 A-1    115,000,000.00  111,432,119.16    518,099.86     847,749.01   1,365,848.87   0.00       0.00       0.00     110,584,370.15
 A-2    200,000,000.00  193,794,989.86    882,686.55   1,474,346.10   2,357,032.64   0.00       0.00       0.00     192,320,643.76

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TOTALS  315,000,000.00  305,227,109.02  1,400,786.41   2,322,095.10   3,722,881.51   0.00       0.00       0.00     302,905,013.92
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Maximum Bond Interest Rate                                                                                                13.00000%
Available Funds Interest Rate                                                                                              8.89094%
Bond Interest Rate                                                                                                         5.39938%
Guaranteed Interest Payment                                                                                            $ 604,384.26






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                                           FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                      PASS-THROUGH
                                PRIOR                                                  CURRENT                    RATES
                              PRINCIPAL                                               PRINCIPAL
    CLASS        CUSIP         BALANCE         INTEREST      PRINCIPAL      TOTAL      BALANCE            CURRENT       NEXT
-----------------------------------------------------------------------------------------------------------------------------------

     A-1       66987XAB1     968.974949       4.505216      7.371730      11.876947   961.603219         5.399380%       5.222340%
     A-2       66987XAC9     968.974949       4.413433      7.371730      11.785163   961.603219         5.289380%       5.112340%


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
Seller:                                  NovaStar Financial, Inc.
Servicer:                                NovaStar Mortgage Corporation
Record Date:                             November 30, 1998
Distribution Date:                       November 25, 1998
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
                                                                     Page 1 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                  Series 1998-2

                             Statement To Bondholder

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Distribution Date:                       November 25, 1998
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-----------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
-----------------------------------------------------------------------------

Total Collection on Pool                                        4,392,105.69
Total Servicer Advances                                                 0.00
Total Compensating Interest                                             0.00
-----------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                                       0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                                      0.00

Current Period Insured Payments Paid by Insurer                                                                                0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                                      0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                              267,578,859.15
Aggregate Ending Principal Balance of Mortgage Loans                                                                 308,153,909.62

Required Subordination Amount                                                                                         11,970,000.00
Current Subordination Amount                                                                                           5,248,895.70
Subordination Increase Amount                                                                                            508,641.12
Subordination Reduction Amount                                                                                                 0.00
Net Monthly Excess Cashflow                                                                                                    0.00
Unpaid Accrued Interest                                                                                                        0.00
Current Realized Loss on Mortgage Loans                                                                                        0.00
Aggregate Realized Loss on Mortgage Loans                                                                                      0.00

Weighted Average Net Mortgage Rate                                                                                     10.98857557%


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DELINQUENCY               DELINQUENT        DELINQUENT        DELINQUENT          LOANS IN           REO
INFORMATION               30-59 DAYS        60-89 DAYS         90 + DAYS         FORECLOSURE       PROPERTY
------------------------------------------------------------------------------------------------------------------

PRINCIPAL BALANCE       2,038,060.58     4,379,393.49        307,587.54         1,813,920.57         0.00
NUMBER OF LOANS                   29               44                 4                   21            0
------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------
REPURCHASE                 Current          Cumulative
INFORMATION                 Period            History
-----------------------------------------------------------

PRINCIPAL BALANCE       42,388,504.45             0.00
NUMBER OF LOANS                   493                0
-----------------------------------------------------------


Cumulative Loss Percentage                                                                                                 0.00000%
Delinquency Percentage                                                                                                     0.09982%
Rolling Delinquency Percentage                                                                                             0.22377%

Prepayment Interest Shortfalls                                                                                                 0.00
Relief Act Shortfalls                                                                                                          0.00




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
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